Exhibit 4.1

GRAPHIC PACKAGING INTERNATIONAL, INC.
and
GRAPHIC PACKAGING HOLDING COMPANY,
GRAPHIC PACKAGING CORPORATION
and the other Note Guarantors from time to time parties hereto, as Note Guarantors
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE
DATED AS OF SEPTEMBER 29, 2010

7.875% SENIOR NOTES DUE 2018

-i-

-ii-

-iii-

-iv-

		Page
Section 1306.	Notation Not Required	91
Section 1307.	Successors and Assigns of Note Guarantors	91
Section 1308.	Execution and Delivery of Subsidiary Guarantees	91
Section 1309.	Notices	92

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture

-v-

Certain Sections of this Indenture relating to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	709
	(a)(2)	709
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	708
§ 311	(a)	713
	(b)	713
	(b)(2)	803
§ 312	(a)	801
		802
	(b)	802
	(c)	802
§ 313	(a)	803
	(b)	803
	(c)	803
	(d)	803
§ 314	(a)	405
	(a)(4)	106
		406
	(b)	Not Applicable
	(c)(1)	106
	(c)(2)	106
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	106
§ 315	(a)	701
	(b)	702
		803
	(c)	701
	(d)	701
	(d)(1)	701
	(d)(2)	701
	(d)(3)	612
	(e)	614
§ 316	(a)	612
		613
	(a)(1)(A)	602
		612
	(a)(1)(B)	613
	(a)(2)	Not Applicable
	(b)	608
	(c)	104
§ 317	(a)(1)	603
	(a)(2)	604
	(b)	403
§ 318	(a)	107

This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

          INDENTURE, dated as of September 29, 2010 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among Graphic Packaging International, Inc., a corporation organized under the laws of the state of Delaware, as issuer, Graphic Packaging Holding Company, a corporation organized under the laws of Delaware and Graphic Packaging Corporation, a corporation organized under the laws of Delaware, as Note Guarantors; and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as Trustee.
RECITALS OF THE COMPANY AND NOTE GUARANTORS
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. Each Note Guarantor party hereto as of the date hereof has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes, as provided in this Indenture. Each Note Guarantor party hereto as of the date hereof has received good and valuable consideration for its execution and delivery of this Indenture and its guarantee of the Notes.
          All things necessary to make the Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid several obligations of the Company, and to make this Indenture a valid agreement of the Company and each Note Guarantor party hereto as of the date hereof, in accordance with the terms of the Notes and this Indenture, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          Section 101. Definitions.
          “Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
          “Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.
          “Additional Notes” means any notes issued under this Indenture in addition to the Notes (other than any Notes issued pursuant to Section 304, 305, 306 or 1008).
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by Article V, (vi) any Financing Disposition, (vii) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, or any exchange of equipment to be used in a Related Business, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, or (xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $5.0 million.
          “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes of one or more series.
          “Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.
          “Board of Directors” means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.
          “Borrowing Base” means the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Restricted Subsidiaries and (2) 85% of Receivables of the Company and its Restricted Subsidiaries.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.
          “Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.
          “Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.
          “CDR” means Clayton, Dubilier & Rice, Inc.
          “CDR Fund V” means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

          “Change of Control” means:
     (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of Holding, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Holding and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner;
     (ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders, Holding or GPC, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; or
     (iii) during any period of two consecutive years (during which period the Company has been a party to this Indenture), individuals who at the beginning of such period were members of the board of directors of the Company or Holding (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company or Holding was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commodities Agreements” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

          “Company” means Graphic Packaging International, Inc., a Delaware corporation, and any successor in interest thereto.
          “Company Request,” and “Company Order” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.
          “Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that
     (1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),
      (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,
      (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,
     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and
     (5) if since the beginning of such period any Person who became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Receivables Fees, (iii) depreciation, amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.
          “Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.
          “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:
     (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,
     (ii) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Existing Notes, the Notes, the Existing Indentures or this Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,
     (iii) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),
     (iv) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date),
     (v) the cumulative effect of a change in accounting principles,
     (vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,
     (vii) any unrealized gains or losses in respect of Currency Agreements,
     (viii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,
     (ix) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards, and
     (x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary.

          In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Company will deliver an Officer’s Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of Section 409(a)(iii)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers are applied by the Company to increase the amount of Restricted Payments permitted under Section 409(a)(iii)(C) or (D).
          “Consolidated Tangible Assets” means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill), in each case shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith); provided that for purposes of Section 407(b), Section 411 and the definition of “Permitted Investment,” Consolidated Tangible Assets shall not be less than $2,409.0 million.
          “Consolidated Total Debt” means, as of any date of determination, the total Indebtedness shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of:
(i) Consolidated Total Debt as of the last day of the most recent fiscal quarter of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available to
(ii) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available; provided, that:
(1)	if since the beginning of the period for which the Consolidated Total Leverage Ratio is being calculated the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination, then the Consolidated Total Leverage Ratio shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred immediately prior to the last day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(2)	if since the beginning of the period for which the Consolidated Total Leverage Ratio is being calculated the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), then the Consolidated Total Leverage Ratio shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness as if such Discharge had occurred immediately prior to the last day of such period,

(3)	if since the beginning of the period for which the Consolidated Total Leverage Ratio is being calculated the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), then the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period,

(4)	if since the beginning of the period for which the Consolidated Total Leverage Ratio is being calculated the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(5)	if since the beginning of the period for which the Consolidated Total Leverage Ratio is being calculated any Person who became a Restricted Subsidiary was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.
     For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act.
          “Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.
          “Coors Stockholders” means (i) Adolph Coors, Jr. Trust dated September 12, 1969; Augusta Coors Collbran Trust dated July 5, 1946; Bertha Coors Munroe Trust dated July 5, 1946; Grover C. Coors Trust dated August 7, 1952; Herman F. Coors Trust dated July 5, 1946; Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976; Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976; Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976; Joseph Coors Trust dated December 14, 1988; Louise Coors Porter Trust dated July 5, 1946; May Kistler Coors Trust dated September 24, 1965; and Adolph Coors Foundation; (ii) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of Adolph Coors, Jr. or the Persons named in clause (i) above; (iii) any trust, the primary beneficiaries of which are named in clause (i) or (ii) above; (iv) the trustees or any Affiliates of any trust named in clause (i) or (iii) above; (v) the beneficiary or beneficiaries authorized or entitled to receive distributions from any trust named in clause (i) or (iii) above; or (vi) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (i) or (ii) above; and any of their respective successors in interest.
          “Corporate Trust Office” means the office of the Trustee in the County of Fulton, the City of Atlanta, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 1349 W. Peachtree Street, NW, Two Midtown Plaza, Suite 1050, Atlanta Georgia 30309, Attn: Muriel Shaw.
          “Credit Facilities” means one or more of (i) the Senior Credit Facility and (ii) other facilities or arrangements designated by the Company, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
          “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.
          “Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means The Depository Trust Company, its nominees and successors.
          “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.
          “Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or Holding or any options, warrants or other rights in respect of such Capital Stock.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.
          “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.
          “Equity Agreements” means, collectively, (1) the Stockholders Agreement, dated as of July 9, 2007, among Holding, the Coors Stockholders, CDR Fund V, EXOR Group S.A., Field Holdings, Inc., and the TPG Entities, (2) the Registration Rights Agreement, dated as of July 9, 2007, among Holding, the Coors Stockholders, CDR Fund V, EXOR Group S.A. Field Holdings, Inc., the TPG Entities, and the other stockholders of Holding party thereto, and (3) the

Indemnification Agreement, dated as of March 27, 1996, among the Company, Holding, GPC, CDR and CDR Fund V, in each case as may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.
          “Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock (other than Disqualified Stock) of the Company, or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries.
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in Section 409(a)(iii)(B)(x) for purposes of determining whether a Restricted Payment may be made.
          “Existing Indentures” means (a) the Indenture dated as of June 16, 2009 among the Company, U.S. Bank National Association, as Trustee, and the other parties thereto relating to the Existing Senior Notes and (b) the Indenture dated as of August 8, 2003 among the Company, Wells Fargo Bank, National Association, as Trustee, and the other parties thereto relating to the Existing Senior Subordinated Notes.
          “Existing Notes” means the Existing Senior Notes and the Company’s 9.50% Senior Subordinated Notes due 2013, in each case, outstanding on the Issue Date.
          “Existing Senior Notes” means the Company’s 9.50% Senior Notes due 2017 outstanding on the Issue Date.
          “Existing Senior Subordinated Notes” means the Company’s 9.50% Senior Notes due 2013 outstanding on the Issue Date.
          “Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.
          “Financing Disposition” means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

          “Foreign Subsidiary” means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income” and “Consolidated Tangible Assets,” all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
          “Global Note” means each Note registered in the name of the Depositary or the nominee of such Depositary in compliance with Section 312.
          “GPC” means Graphic Packaging Corporation, a Delaware corporation, and any successor in interest thereto.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor Subordinated Obligations” means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Note Guarantor under its Note Guarantee pursuant to a written agreement.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.
          “Holder” means the Person in whose name a Note is registered in the Note Register.
          “Holding” means Graphic Packaging Holding Company, a Delaware corporation, and any successor in interest thereto.
          “Holding Expenses” means (i) costs (including all professional fees and expenses) incurred by Holding or GPC in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by GPC or Holding in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof, inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business of the Company or any of its Subsidiaries, (iii) indemnification obligations of Holding or GPC owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of Holding or GPC incurred in the ordinary course of business, and (v) fees and expenses incurred by Holding or GPC in connection with any offering of Capital Stock or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as Holding or GPC shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.
          “Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (i) the principal of indebtedness of such Person for borrowed money,
     (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

     (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,
     (v) all Capitalized Lease Obligations of such Person,
     (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),
     (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,
     (viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and
     (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).
          The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.
          “interest” with respect to the Notes, means interest on the Notes and, except for purposes of Article 9, additional interest or special interest pursuant to the terms of any Note.
          “Interest Payment Date” means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.
          “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement,

collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.
          “Inventory” means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.
          “Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 409 only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and (iii) in each case under clause (i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 409(a).
          “Investors” means CDR Fund V, EXOR Group S.A., Field Holdings, Inc., the Coors Stockholders, the TPG Entities and any of their respective successors in interest.
          “Issue Date” means September 29, 2010.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Management Advances” means (1) loans or advances made to directors, officers or employees of GPC, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $5.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 407.
          “Management Guarantees” means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of GPC, Holding, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $5.0 million in the aggregate outstanding at any time.
          “Management Investors” means the officers, directors, employees and other members of the management of Holding, GPC, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company, Holding or GPC.
          “Management Stock” means Capital Stock of the Company or GPC (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.
          “Moody’s” means Moody’s Investors Service, Inc., and its successors.
          “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 411), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post- employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.
          “Net Cash Proceeds,” with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.
          “Note Guarantee” means a Parent Guarantee or a Subsidiary Guarantee.
          “Note Guarantor” means a Parent Guarantor or a Subsidiary Guarantor.
          “Notes” means the promissory notes issued pursuant to the Indenture.
          “Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).
          “Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and
     (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.
          A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.
          “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1102 or Section 1205. The Trustee will initially act as Paying Agent for the Notes.
          “Permitted Holder” means any of the following: (i) any of the Investors, Management Investors, CDR, the TPG Entities and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR, TPG or any Investor or Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holding or the Company.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:
     (i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;
     (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
     (iii) Temporary Cash Investments or Cash Equivalents;
     (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;
     (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 411;
     (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

     (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;
     (viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 407;
     (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 413;
     (x) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, GPC or Holding, provided that if Holding or GPC receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by Holding or GPC to the Company;
     (xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;
     (xii) Notes;
     (xiii) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of Holding or GPC, as consideration;
     (xiv) Management Advances;
     (xv) joint ventures in an aggregate amount outstanding at any time not to exceed $150.0 million; and
     (xvi) other Investments in an aggregate amount outstanding at any time not to exceed 10% of Consolidated Tangible Assets.
          “Permitted Liens” means:
     (i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

     (ii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;
     (iii) pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
     (iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;
     (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
     (vi) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;
     (vii) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;
     (viii) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 407;
     (ix) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

     (x) Leases, subleases, licenses or sublicenses to third parties;
     (xi) Liens securing (1) Indebtedness Incurred in compliance with Section 407(b)(i), Section 407(b)(iv), Section 407(b)(vii), Section 407(b)(viii)(e), Section 407(b)(x), Section 407(b)(xi), or Section 407(b)(iii) (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in Section 407(a)), (2) Bank Indebtedness, (3) the Existing Notes (but only to the extent the Notes are secured equally and ratably with the Existing Notes) and the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, (5) Indebtedness or other obligations of any Receivables Entity or (6) obligations in respect of Management Advances or Management Guarantees;
     (xii) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;
     (xiii) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
     (xiv) any encumbrance or restriction (including put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
     (xv) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate; and
     (xvi) Liens (a) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (b) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (c) on receivables (including related rights), (d) on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (e) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (f) in favor of the Company or any

Subsidiary (other than Liens on property or assets of the Company in favor of any Subsidiary that is not a Note Guarantor) or (g) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Place of Payment” means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 402.
          “Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
          “Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
          “Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
          “Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.
          “Receivables Entity” means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
          “Receivables Financing” means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

          “Receivables Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a “Receivables Subsidiary” by the Board of Directors.
          “Redemption Date” when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.
          “refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.
          “Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 407 or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.
          “Regular Record Date” for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 301.
          “Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.
          “Related Taxes” means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption,

franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than (i) federal, state, local foreign or provincial taxes measured by income and (ii) federal, state, local foreign or provincial withholding imposed on payments made by or to Holding or GPC), required to be paid by Holding or GPC by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the Capital Stock of the Company or any of its Subsidiaries, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to Holding or GPC pursuant to Section 409 or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, or (y) any consolidated, combined or similar federal, state, foreign, provincial or local taxes measured by income for which Holding or GPC is liable up to an amount not to exceed, with respect to any such tax, the amount of any such tax that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated, combined or similar return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local, foreign or provincial law) of which it were the common parent; provided that this definition of “Related Taxes” shall not include any taxes, charges or assessments that are directly paid to the appropriate taxing authority by the Company or any of its Subsidiaries.
          “Responsible Officer” when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 409, any Permitted Payment, any Permitted Investment or any transaction specifically excluded from the definition of the term “Restricted Payment.”
          “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Senior Credit Agreement” means the Credit Agreement, dated as of May 16, 2007, among the Company, the guarantors party thereto, the banks and other financial institutions party thereto as lenders from time to time, Bank of America, N.A., as administrative agent, and the other parties thereto, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or other credit agreements or otherwise).
          “Senior Credit Facility” means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including this Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
          “Senior Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations and, in the case of any Note Guarantor, Guarantor Subordinated Obligations.
          “Significant Domestic Subsidiary” means any Domestic Subsidiary that is a Significant Subsidiary.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

          “Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
          “Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company pursuant to Section 414.
          “Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.
          “Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit B.
          “Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by

Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than that of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the Issue Date.
          “TPG” means TPG Capital, LP.
          “TPG Entities” means TPG Bluegrass IV AIV 1, LP, TPG Bluegrass IV AIV 2, LP, TPG FOF V-A, LP, TPG FOF V-B, LP, TPG Bluegrass V AIV 1, LP, and TPG Bluegrass V AIV 2, LP.
          “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
          “Transactions” means, collectively, any or all of the following:
     (a) the entry into this Indenture, the offer and issuance of the Notes, and the provision of the Parent Guarantees by the Parent Guarantors and the Subsidiary Guarantees by the Subsidiary Guarantors;
     (b) the consummation of any tender offer for, or redemption and/or other acquisition or retirement of, the Existing Senior Subordinated Notes; and
     (c) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor.
          “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 409. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 407(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.
          “U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
          “Vice President,” when used with respect to any Person, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

          Section 102. Other Definitions.

Defined
Term	in Section
“Act”	108
“Affiliate Transaction”	412
“Agent Members”	312
“Amendment”	410
“Applicable Premium”	1001
“Authentication Order”	303
“Bankruptcy Law”	601
“Covenant Defeasance”	1203
“Custodian”	601
“Defaulted Interest”	307
“Defeasance”	1202
“Defeased Notes”	1201
“Event of Default”	601
“Excess Proceeds”	411
“Expiration Date”	108
“Guaranteed Note Obligations”	1301
“Initial Agreement”	410
“Initial Lien”	413
“Note Register” and “Note Registrar”	305
“Notice of Default”	601
“Offer”	411
“Parent Guaranteed Obligations”	1301
“Parent Guarantee”	1301
“Parent Guarantor”	1301
“Permitted Payment”	409
“Redemption Amount”	1001
“Redemption Price”	1001
“Refinancing Agreement”	410
“Restricted Payment”	409
“Subsidiary Guaranteed Obligation”	1301
“Successor Company”	501
“Treasury Rate”	1001
          Section 103. Rules of Construction. For all purposes of this indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;
     (2) “or” is not exclusive;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (5) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;
     (6) the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;
     (7) words in the singular include the plural, and words in the plural include the singular; and
     (8) any reference to a Section or Article refers to such Section or Article of this Indenture.
          Section 104. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:
          “indenture securities” means the Notes.
          “indenture security holder” means a Holder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company, any other Note Guarantor, and any other obligor on the indenture securities.
          Section 105. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.
          Section 106. Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Notes (including any Note Guarantor), to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor (including any Note Guarantor), as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 406) shall include:
     (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.
          Section 107. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 108. Acts of Holders; Record Dates.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 108.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.
          (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.
          (iii) With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
          (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount,

          Section 109. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at EX-GA-ATPT, 1349 W. Peachtree Street, NW, Two Midtown Plaza, Suite 1050, Atlanta, GA 30309 Attention: Muriel Shaw (telephone: (404) 898-8822; telecopier: (404) 898-8844) or at any other address furnished in writing to the Company by the Trustee, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed, as the case may be, to at Riverwood International Corporation, 814 Livingston Court, Marietta, Georgia 30067, Attention: Chief Financial Officer (telephone: (770) 644-3000; telecopier: (770) 644-2935), with copies to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30392, Attention: William Scott Ortwein, Esq. and Justin R. Howard, Esq. (telephone: (404) 881-7000; telecopier: (404) 881-7777), or at any other address previously furnished in writing to the Trustee by the Company.
          Section 110. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.
          Section 111. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 112. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.
          Section 113. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 114. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 115. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.
          Section 116. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.
          Section 117. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Note Guarantor under this Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          Section 118. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.
          Section 119. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE II
NOTE FORMS
          Section 201. Forms Generally. The Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto, which Exhibit is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
          Section 202. Form of Trustee’s Certificate of Authentication. The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:
          This is one of the Notes referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Officer

Dated:

          If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
          This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Dated:
          Section 203. Global Note Legend Each Global Note shall bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 312 OF THE INDENTURE.

ARTICLE III
THE NOTES
          Section 301. Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited. The Notes will be issued in an aggregate principal amount of $250.0 million. All the Notes shall vote and consent together on all matters as one class, and none of the Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes will vote (or consent) as a class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture.
          The Notes shall be known and designated as the “7.875% Senior Notes Due 2018” of the Company. The final Stated Maturity of the Notes shall be October 1, 2018. Interest on the Outstanding principal amount of Notes will accrue at the rate of 7.875% per annum and will be payable semi-annually in arrears on April 1 and October 1 in each year, commencing on April 1, 2011, to holders of record on the immediately preceding March 15 or September 15, respectively (each such March 15 or September 15, a “Regular Record Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; and interest on any Additional Notes will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, from such date of issuance; provided, that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.
          The principal of, and premium, if any, and interest, on the Notes shall be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which initially shall be the Corporate Trust Office of the Trustee (which, for the avoidance of doubt, need not be located in Manhattan)) (the “Place of Payment”); provided, however, that at the option of the Company payment of interest on a Note may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Note Register.
          Section 302. Denominations. The Notes shall be issuable only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000.
          Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Notes may be manual or facsimile.
          Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Notes for original issue in the aggregate principal amount not to exceed $250.0 million and (ii) Additional Notes in one or more series from time to time for original issue in aggregate principal amounts specified by the Company upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”). Such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the notes are to be Notes or Additional Notes and such other information as the Company may include or the Trustee may reasonably request.
          All Notes shall be dated the date of their authentication.
          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
          Section 304. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.
          Section 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.
          Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.
          At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
          All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
          Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.
          No service charge shall be made for any registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.
          The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.
          Section 306. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.
          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in their discretion may, instead of issuing a new Note, pay such Note.
          Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.
          The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          Section 307. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 301.
          Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.
          Section 308. Persons Deemed Owners. The Company, any Note Guarantor, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Note Guarantor, the Trustee nor any agent of any of them shall be affected by notice to the contrary.
          Section 309. Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order of the Company.
          Section 310. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          Section 311. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
          Section 312. Book-Entry Provisions for Global Notes.
          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear a legend as set forth in Section 203. Neither the Company, the Trustee, the Paying Agent, nor any other agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.
          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole to the Depositary, its successors or their respective nominees.
          (c) [Reserved]
          (d) [Reserved]
          (e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.
          (f) [Reserved]
          (g) The Company, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 108(b).
          Section 313. [Reserved]
ARTICLE IV
COVENANTS
          Section 401. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
          Section 402. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the

Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as the initial Place of Payment and appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.
          Section 403. Money for Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
          If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent will:
     (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
     (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
          Section 404. [Reserved].
          Section 405. SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are Outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) so required to be filed. The Company will be deemed to have satisfied such requirements if Holding files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holding. The Company also will comply with the other provisions of TIA § 314(a).
          Section 406. Statement as to Default. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, to the effect that to the best knowledge of the signer thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Note Guarantor shall comply with TIA § 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 406 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA § 314(a)(4).
          Section 407. Limitation on Indebtedness.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:
     (i) Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Senior Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $1,800 million, plus (B) the amount, if any, by which (x) the Borrowing Base minus (y) the aggregate principal amount of Indebtedness Incurred by a Receivables Subsidiary and then outstanding pursuant to clause (ix) of this paragraph (b), or by a Foreign Subsidiary and then outstanding pursuant to clause (xi) of this paragraph (b), exceeds $350 million, plus (C) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;
     (ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);
     (iii) Indebtedness represented by the Notes (other than any Additional Notes), the Existing Notes, any other Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;
     (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 10% of Consolidated Tangible Assets;
     (v) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries, or represented by Guarantees consisting of contracts for the purchase of wood chips in the ordinary course of business;
     (vi) (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 407), or (B) without limiting Section 413, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any

Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 407);
     (vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;
     (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes in the ordinary course of business, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business;
     (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition;
     (x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or which is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;
     (xi) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (A) 90% of Receivables of all Foreign Subsidiaries plus (B) 75% of Inventory of all Foreign Subsidiaries plus (C) $100 million; and
     (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Tangible Assets.
     (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this

Section 407, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 407) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
          (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          Section 408. [Reserved].
          Section 409. Limitation on Restricted Payments.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:
     (i) a Default shall have occurred and be continuing (or would result therefrom);
     (ii) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 407(a); or
     (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 2009 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);
     (B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

     (C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and
     (D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.
          (b) The provisions of Section 409(a) will not prohibit any of the following (each, a “Permitted Payment”):
     (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company, in each case other than Excluded Contributions; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 409(a)(iii)(B);
     (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with Section 407, (x) from Net Available Cash to the extent permitted by Section 411, (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 415 and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;
     (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 409(a);
     (iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

     (v) loans, advances, dividends or distributions by the Company to Holding or GPC to permit Holding to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of Holding or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed since the Issue Date an amount (net of repayments of any such loans or advances) equal to (1) $20.0 million, plus (2) $5.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 409(a)(iii)(B)(x);
     (vi) the payment by the Company of, or loans, advances, dividends or distributions by the Company to GPC or Holding to pay, dividends on the common stock or equity of the Company, GPC or Holding following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company, GPC or Holding in or from such public offering;
     (vii) other Restricted Payments (including loans or advances) since the Issue Date not to exceed $200.0 million (net of repayments of any such loans or advances);
     (viii) loans, advances, dividends or distributions to Holding or GPC or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit Holding to satisfy obligations under the Equity Agreements, or (B) to pay or permit Holding or GPC to pay any Holding Expenses or any Related Taxes;
     (ix) payments by the Company, or loans, advances, dividends or distributions by the Company to Holding to make payments, to holders of Capital Stock of the Company or Holding in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 since the Issue Date;
     (x) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;
     (xi) in addition to the Restricted Payments permitted by the preceding clauses (i) through (x), other Restricted Payments (including loans or advances) since the Issue Date not to exceed $100.0 million (net of repayments of any such loans or advances), in each case so long as, at the time of and after giving effect to the making of such Restricted Payment and the consummation of all other related transactions, the Consolidated Total Leverage Ratio would not exceed 3.75:1.00; and
     (xii) in addition to the Restricted Payments permitted by the preceding clauses (i) through (xi), other Restricted Payments (including loans or advances) since the Issue Date not to exceed $100.0 million (net of repayments of any such loans or advances), in each case so long as, at the time of and after giving effect to the making of such

Restricted Payment and the consummation of all other related transactions, the Consolidated Total Leverage Ratio would not exceed 3.25:1.00.
provided, that (A), in the case of clauses (iii), (vi) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made since the Issue Date under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C), in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D), solely with respect to clauses (vii), (xi) and (xii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.
          Section 410. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except any encumbrance or restriction:
     (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, the Existing Indentures, the Existing Notes, this Indenture or the Notes;
     (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was Incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;
     (3) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this Section 410 or this clause (3) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial

Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);
     (4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or (I) pursuant to Hedging Obligations;
     (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
     (6) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or
     (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 407, (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.
          Section 411. Limitation on Sales of Assets and Subsidiary Stock.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless
     (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $20.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration),
     (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $20.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and
     (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:
     (A) first, either (x) to the extent the Company elects (or is required by the terms of any Bank Indebtedness, any Senior Indebtedness of the Company or any Note Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Note Guarantor), to prepay, repay or purchase any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;
     (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the “Excess Proceeds”), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of this Indenture and the agreements governing such other Indebtedness; and
     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);
provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
          Notwithstanding the foregoing provisions of this Section 411, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 411 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 411 exceeds $25.0 million. If the aggregate principal amount of Notes and other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (iii) (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.
          For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary and (6) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to 3% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Non-

cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
          (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 411(a)(iii)(B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with Section 411(a)(iii)(B) (to repay other Indebtedness of the Company or a Restricted Subsidiary) or Section 411(a)(iii)(C). The Company shall not be required to make an Offer for Notes pursuant to this Section 411 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 411(a)(iii)(A)) is less than $25.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).
          (c) The Company shall, not later than 45 days after the Company becomes obligated to make an Offer pursuant to this Section 411, mail a notice to each Holder with a copy to the Trustee stating: (1) that an Asset Disposition that requires the purchase of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Company to purchase a portion of such Holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 307); (2) the circumstances and relevant facts and financial information regarding such Asset Disposition; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this Section 411, that a Holder must follow in order to have its Notes purchased; and (5) the amount of the Offer. If, upon the expiration of the period for which the Offer remains open, the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall be purchased).
          (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 411. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 411, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 411 by virtue thereof.
          Section 412. Limitation on Transactions with Affiliates.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service)

with any Affiliate of the Company (an “Affiliate Transaction”) unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $15.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this Section 412(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 412(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.
          (b) The provisions of Section 412(a) will not apply to:
     (i) any Restricted Payment Transaction,
     (ii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof,
     (iii) any transaction with the Company, any Restricted Subsidiary, or any Receivables Entity,
     (iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,
     (v) any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,
     (vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity, and

     (vii) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions.
          Section 413. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates or (ii) any sale, exchange or transfer (other than upon foreclosure of the Initial Lien) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.
          Section 414. Future Note Guarantors. The Company will cause each Significant Domestic Subsidiary that guarantees payment by the Company of any Bank Indebtedness of the Company or any of the Existing Notes to execute and deliver to the Trustee a Supplemental Indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under this Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Notes and become a Subsidiary Guarantor.
          Section 415. Purchase of Notes Upon a Change in Control.
          (a) Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to Section 307); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Section 415 in the event that it has exercised its right to redeem all of the Notes as provided in Article 10.
          (b) In the event that, at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this Section 415, then prior to the mailing of the notice to the Holders provided for in Section 415(c) but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as provided in Article 10), the Company shall (i) repay in full all Bank Indebtedness subject to such terms or offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in

Section 415(c). The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions set forth in this Section 415. The Company’s failure to comply with the provisions of this Section 415(b) or Section 415(c) shall constitute an Event of Default described in Section 601(iv) and not Section 601(ii).
          (c) Unless the Company has exercised its right to redeem all the Notes as described under Article 10, the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (ii) the circumstances and relevant facts and financial information regarding such Change of Control; (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (iv) the instructions determined by the Company, consistent with this Section 415, that a Holder must follow in order to have its Notes purchased; and (v) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.
          (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 415. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 415, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 415 by virtue thereof.
ARTICLE V
SUCCESSORS
          Section 501. When the Company May Merge, Etc.
          (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
     (i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;
     (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;
     (iii) immediately after giving effect to such transaction, either (A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 407(a) or (B) the Consolidated Coverage Ratio of the Successor Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;
     (iv) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Note Guarantee; and
     (v) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in Section 501(b).
Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 501, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 407.
          (b) Clauses (ii) and (iii) of Section 501 (a) will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.
          Section 502. Successor Company Substituted. Upon any transaction involving the Company in accordance with Section 501, in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE VI
REMEDIES
          Section 601. Events of Default. An “Event of Default” means the occurrence of the following:
     (i) a default in any payment of interest on any Note when due, continued for a period of 30 days;
     (ii) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
     (iii) the failure by the Company to comply with its obligations under Section 501(a);
     (iv) the failure by the Company to comply for 30 days after the notice specified in the penultimate paragraph of this Section 601, with any of its obligations under Section 415 (other than a failure to purchase the Notes);
     (v) the failure by the Company to comply for 60 days after the notice specified in the penultimate paragraph of this Section 601 with its other agreements contained in the Notes or this Indenture;
     (vi) the failure by any Subsidiary Guarantor to comply for 45 days after the notice specified in the penultimate paragraph of this Section 601 with its obligations under its Note Guarantee;
     (vii) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $40.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or otherwise acquired or retired within 20 Business Days after such acceleration;
     (viii) the taking of any of the following actions by the Company or any Significant Subsidiary, or by each of such other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, pursuant to or within the meaning of any Bankruptcy law:
     (A) the commencement of a voluntary case;
     (B) the consent to the entry of an order for relief against it in an involuntary case;

     (C) the consent to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) the making of a general assignment for the benefit of its creditors;
     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary, or against each of such other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, in an involuntary case;
     (B) appoints (x) a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property, or (y) a Custodian of each of such other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, or for any substantial part of their property in the aggregate; or
     (C) orders the winding-up or liquidation of the Company or any Significant Subsidiary, or of each of such other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person;
and the order or decree remains unstayed and in effect for 60 days;
     (x) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $30.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; or
     (xi) the failure of any Note Guarantee by a Note Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any Note Guarantor that is a Significant Subsidiary of its obligations under this Indenture or its Note Guarantee (other than by reason of the termination of this Indenture or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee and this Indenture), if such Default continues for 10 days.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” When a Default or an Event of Default is cured, it ceases.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clause (vii) or (x) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (vi), its status and what action the Company is taking or proposes to take with respect thereto.
          Section 602. Acceleration of Maturity: Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 601 (viii) or Section 601 (ix)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.
          Notwithstanding the foregoing, if an Event of Default specified in Section 601 (viii) or Section 601 (ix) occurs and is continuing, the principal of and accrued interest on all the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          Section 603. Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under Section 603 to pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes of this Indenture. If an Event of Default specified in Section 601(i) or 601 (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707.

          Section 604. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 605. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
          Section 606. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due the Trustee under Section 707;
     Second: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
     Third: to the Company,
          Section 607. Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

     (ii) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;
     (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;
     (iv) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (v) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request within such 60-day period.
          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.
          Section 608. Unconditional Right of Holders To Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all (subject to Section 307) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.
          Section 609. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          Section 610. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 611. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          Section 612. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 612 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.
          Section 613. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default
     (1) in the payment of the principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or
     (2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 613 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.
          Section 614. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.
          Section 615. Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
THE TRUSTEE
          Section 701. Certain Duties and Responsibilities
          (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 701 and 703 hereof.
          Section 702. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail within 90 days after it occurs, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
          Section 703. Certain Rights of Trustee. Subject to the provisions of Section 701:
     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;

     (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which night be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Trustee shall not be liable for any error of judgment made in good faith by an Officer unless it is proved that the Trustee was negligent in ascertaining pertinent facts;
     (9) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer. The Trustee may request from the Company delivery of an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take any specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded; and
     (10) the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act.
          Section 704. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and any other obligor upon the Notes in connection with the registration of any Notes and any Note Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.
          Section 705. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.
          Section 706. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          Section 707. Compensation and Reimbursement. The Company agrees,
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) and the Note Guarantors agree, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred or made by the Trustee in accordance with any provision of this Indenture (including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notice to Holders, and the reasonable compensation, fees and the expenses and disbursements of its agents and counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to such compensation for its services), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided, that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for the reimbursement by the Company therefore; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The Company need not pay for any settlement made without its consent.

     (4) The payment obligations of the Company and the Note Guarantors pursuant to this Section 707 shall survive the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 601(viii) or 601(ix), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          Section 708. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.
          Section 709. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          Section 710. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.
          The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
          If at any time:
     (1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          Section 711. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.
          Section 712. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
          Section 713. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.
          Section 714. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.
ARTICLE VIII
HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY
          Section 801. The Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee
     (1) semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.
          Section 802. Preservation of Information: Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, any Note Guarantor or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.
          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.
          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.
          Section 803. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.
ARTICLE IX
AMENDMENT, SUPPLEMENT OR WAIVER
          Section 901. Without Consent of Holders. Without the consent of the Holders of any Notes, the Company, the Trustee and (as applicable) any Note Guarantor may amend or supplement this Indenture or the Notes, for any of the following purposes:
     (1) to cure any ambiguity, omission, defect or inconsistency,
     (2) to provide for the assumption by a Successor Company of the obligations of the Company or a Note Guarantor under this Indenture,
     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes,
     (4) to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,
     (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,
     (6) to provide for or confirm the issuance of Additional Notes,
     (7) to make any change that does not materially adversely affect the rights of any Holder under the Notes or this Indenture, or
     (8) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.
          Section 902. With Consent of Holders. Subject to Section 608, the Company, the Trustee and (if applicable) each Note Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company or any Note Guarantor with any provision of this Indenture, the Notes or any Note Guarantee.
          Notwithstanding the provisions of this Section 902, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 613, may not:
     (i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;
     (ii) reduce the rate of or extend the time for payment of interest on any Note;
     (iii) reduce the principal or extend the Stated Maturity of any Note;
     (iv) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section 1001;
     (v) make any Note payable in money other than that stated in such Note;
     (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes; or
     (vii) make any change in the amendment or waiver provisions described in this paragraph.

          It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or an Officer’s Certificate certifying that such consents have been obtained. After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.
          Section 903. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
          Section 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of Section 902. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note.

          Section 905. Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.
          Section 906. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
ARTICLE X
REDEMPTION OF NOTES
          Section 1001. Right of Redemption.
          (a) The Notes will be redeemable, at the Company’s option, in whole or in part, and from time to time on and after October 1, 2014 and prior to maturity at the redemption prices set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to Section 307), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption Price
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%
          (b) In addition, at any time and from time to time on or prior to October 1, 2013, the Company, at its option, may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 107.875% plus accrued and unpaid interest, if any, to the Redemption Date (subject to Section 307); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain Outstanding after each such redemption. The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005 (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.
          (c) At any time prior to October 1, 2014, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to Section 307). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.
          “Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on October 1, 2014 (such redemption price being that described in Section 1001(a)) plus (2) all required remaining scheduled interest payments due on such Note through such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
          “Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 1, 2014; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          Section 1002. Applicability of Article. Redemption or purchase of Notes as permitted by Section 1001 shall be made in accordance with this Article 10.
          Section 1003. Election To Redeem; Notice to Trustee. In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least 30 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.
          Section 1004. Selection by Trustee of Notes To Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part.
          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.
          Section 1005. Notice of Redemption. Notice of redemption or purchase as provided in Section 1001 shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Note Register.
          Any such notice shall state:
     (1) the expected Redemption Date,
     (2) the redemption price,
     (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,
     (4) that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and

     (5) the place where such Notes are to be surrendered for payment of the redemption price.
In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 1001, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.
          The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.
          Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least 40 days (or such shorter period as shall be satisfactory to the Trustee) prior to the Redemption Date), by the Trustee in the name and at the several expense of the Company.
          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
          Section 1006. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.
          Section 1007. Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price herein specified and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the redemption price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
          On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).
          Section 1008. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE XI
SATISFACTION AND DISCHARGE
          Section 1101. Satisfaction and Discharge of Indenture. This Indenture will be discharged and cease to be of further effect (except as to any surviving rights of registration of or transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
          (i) either
     (a) all Notes previously authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been delivered to the Trustee cancelled or for cancellation; or
     (b) all such Notes not previously delivered to the Trustee cancelled or for cancellation
     (1) have become due and payable, or
     (2) will become due and payable at their Stated Maturity within one year, or
     (3) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

     (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on such Notes not previously delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;
     (iii) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and
     (iv) the Company has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and discharge of this Indenture have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).
          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 707 and, if money shall have been deposited with the Trustee pursuant to Section 1101(ii), the obligations of the Trustee under Section 1102, shall survive.
          Section 1102. Application of Trust Money. Subject to the provisions of the last paragraph of Section 403, all money deposited with the Trustee pursuant to Section 1101 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE XII
DEFEASANCE OR COVENANT DEFEASANCE
          Section 1201. The Company’s Option To Effect Defeasance or Covenant Defeasance. The Company may, concurrently (and not separately) at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes and to have terminated all of the obligations of the Note Guarantors, with respect to the Note Guarantees, in each case, as set forth in this Article 12, and elect to have either Section 1202 or Section 1203 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in Section 1204. Either Section 1202 or Section 1203 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes.
          Section 1202. Defeasance and Discharge. Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the relevant conditions set forth in Section 1204 below are satisfied (hereinafter, “Defeasance”).

For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company and each of the Note Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Defeased Notes under Sections 304, 305, 306, 402 and 403, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee’s rights under Section 707, and (d) this Article 12. If the Company exercises its option under this Section 1202, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. Subject to compliance with this Article 12, the Company may, at its option and at anytime, exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.
          Section 1203. Covenant Defeasance. Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1203, (a) the Company and the Note Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 405 and Sections 407 through 415 and the provisions of clauses (iii), (iv) and (v) of Section 501(a) shall not apply, and (b) the occurrence of any event specified in clause (iv), (v) (with respect to Section 405 and Sections 407 through 415, inclusive), (vi), (vii), (viii) (with respect to Subsidiaries), (ix) (with respect to Subsidiaries), (x) or (xi) of Section 601 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.
          Section 1204. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

     (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee in trust cash, in United States dollars, or U.S. Government Obligations or a combination thereof, in amounts as will be sufficient (without reinvestment), to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes on the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;
     (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;
     (3) Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
     (4) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel from Alston & Bird LLP or other counsel in the United States to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;
     (5) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel from Alston & Bird LLP or other counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and
     (6) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on any Officer’s Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact.
          Section 1205. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 403, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article 7, collectively and solely for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204, or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.
          Anything in this Article 12, to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time, upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 1204 that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article 7, the Trustee shall not incur any liability to any Person by relying on such opinion.
          Section 1206. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and each of the Note Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be; provided, however, that if the Company or any Note Guarantor makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or Note Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.
          Section 1207. Repayment to the Company. The Trustee shall pay to the Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

ARTICLE XIII
NOTE GUARANTEES
          Section 1301. Guarantees Generally.
          (a) Parent Guarantees. Each of Holding and GPC, as primary obligor and not merely as surety, hereby irrevocably and fully and unconditionally, jointly and severally Guarantees (each, a “Parent Guarantee,” and each of Holding and GPC in such capacity, a “Parent Guarantor”), on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by each Parent Guarantor being herein called the “Parent Guaranteed Obligations”).
          (b) Guarantee of Each Subsidiary Guarantor. Each Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”; together with the Parent Guaranteed Obligations, the “Guaranteed Note Obligations”).
          The obligations of each Subsidiary Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.
          (c) Further Agreements of Each Note Guarantor.
          (i) Each Note Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Note Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Note Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Note Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.
          (ii) Each Note Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. Such Note Guarantee is a guarantee of payment and not of collection. Each Note Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article 13, (1) the maturity of the obligations guaranteed by its Note Guarantee may be accelerated as and to the extent provided in Article 6 for the purposes of such Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Note Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor in accordance with the terms of this Section 1301 for the purpose of such Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Note Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Note Guarantors of their obligations under their respective Note Guarantees or under this Indenture.
          (iii) Until terminated in accordance with Section 1303, each Note Guarantee will remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          (d) Each Note Guarantor that makes a payment or distribution under its Note Guarantee shall have the right to seek contribution from the Company or any non-paying Note Guarantor that has also Guaranteed the relevant Guaranteed Note Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
          (e) Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 1305 are knowingly made in contemplation of such benefits.

          (f) Each Note Guarantor, pursuant to its Note Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.
          Section 1302. Continuing Guarantees.
          (a) Each Note Guarantee shall be a continuing Guarantee and will (i) subject to Section 1303, remain in full force and effect until payment in full of the principal amount of all Outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Parent Guaranteed Obligations of the Parent Guarantor and Subsidiary Guaranteed Obligations of the Subsidiary Guarantor then due and owing, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.
          (b) The obligations of each Note Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Note Guarantor hereunder and under its Note Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Note Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Note Guarantor or otherwise, all as though such payment had not been made.
          Section 1303. Release of Note Guarantees. Notwithstanding the provisions of Section 1302, Note Guarantees will be subject to termination and discharge under the circumstances described in this Section 1303:
     (1) Each Parent Guarantor will automatically and unconditionally be released from all obligations under its Parent Guarantee, and its Parent Guarantee will thereupon terminate and be discharged and of no further force or effect, (i) upon any merger or consolidation of such Parent Guarantor with and into the Company or the other Parent Guarantor, (ii) upon legal or covenant defeasance of the Company’s obligations under, or satisfaction and discharge of, this Indenture, or (iii) subject to Section 1302(b), upon payment in full of the aggregate principal amount of all Notes then Outstanding and all other Parent Guaranteed Obligations of such Parent Guarantor then due and owing.
     (2) Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of this Indenture (including Section 411 and Section 501) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Bank Indebtedness of the Company and the Existing Notes, if applicable (other than by reason of payment under such Guarantees of Bank Indebtedness), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving

Person in such merger or consolidation, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of this Indenture, or (vi) subject to Section 1302(b), upon payment in full of the aggregate principal amount of all Notes then Outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Bank Indebtedness of the Company or the Existing Notes, if applicable, to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect.
Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.
Upon any such occurrence specified in this Section 1303, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.
          Section 1304. [Reserved].
          Section 1305. Waiver of Subrogation. Each Note Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes and this Indenture or such Note Guarantor’s obligations under its Note Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to any Note Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Note Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.
          Section 1306. Notation Not Required. Neither the Company nor any Note Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.
          Section 1307. Successors and Assigns of Note Guarantors. All covenants and agreements in this Indenture by each Note Guarantor shall bind its respective successors and assigns, whether so expressed or not.
          Section 1308. Execution and Delivery of Subsidiary Guarantees. The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 414, and each Subsidiary of the Company that the Company causes to become a

Subsidiary Guarantor pursuant to Section 414, to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit B to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article 13. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such Supplemental Indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.
          Section 1309. Notices. Notice to any Note Guarantor shall be sufficient if addressed to such Note Guarantor care of the Company at the address, place and manner provided in Section 109.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

GRAPHIC PACKAGING HOLDING COMPANY, as Note Guarantor
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

GRAPHIC PACKAGING CORPORATION, as Note Guarantor

By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

BLUEGRASS CONTAINER CANADA HOLDINGS, LLC, as Note Guarantor
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

BLUEGRASS CONTAINER CANADA HOLDINGS, LLC, as Note Guarantor
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

GRAPHIC PACKAGING FLEXIBLE HOLDINGS, LLC, as Note Guarantor
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

BLUEGRASS LABELS COMPANY, LLC, as Note Guarantor

By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

BLUEGRASS MULTIWALL BAG COMPANY, LLC, as Note Guarantor
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

FIELD CONTAINER QUERETARO (USA), L.L.C., as Note Guarantor
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

HANDSCHY HOLDINGS, LLC, as Note Guarantor

By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

RIVERDALE INDUSTRIES, LLC, as Note Guarantor

By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Muriel Shaw
	Name:	Muriel Shaw
	Title:	Assistant Vice President

EXHIBIT A
Form of Note1
(FACE OF NOTE)
GRAPHIC PACKAGING INTERNATIONAL, INC.
7.875% Senior Notes Due 2018

CUSIP No. No.	$
          Graphic Packaging International Inc., a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Company”), promises to pay to                      , or registered assigns, the principal sum of $                 ([                 ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Section 312 of the Indenture referred to on the reverse hereof)]2 (the “Principal Amount”) on October 1, 2018. The Company promises to pay interest semi-annually on April 1 and October 1 of each year, commencing April 1, 2011, at the rate of 7.875% per annum, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]3 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [                 ]4.]5 Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on

[1]	Insert any applicable legends from Article 2.

[2]	Include only if the Note is issued in global form.

[3]	Include only for Notes issued on the Issue Date.

[4]	Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

[5]	Include only for Additional Notes.

any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
          Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By
Name:
Title:

          This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
Authorized Officer

Dated:

(REVERSE OF NOTE)
          This Note is one of the duly authorized issue of 7.875% Senior Notes Due 2018 of the Company (herein called the “Notes”), issued under an Indenture, dated as of September 29, 2010 (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), among the Company, Graphic Packaging Holding Company, Graphic Packaging Corporation, and the other Note Guarantors from time to time parties thereto, as Note Guarantors, and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.
          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          This Note is entitled to the benefits of the certain senior Note Guarantees of the Note Guarantors and may hereafter be entitled to certain other senior Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Note Guarantees for terms relating to such Note Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Note Guarantor shall be required to make any notation on this Note to reflect any Note Guarantee or any such release, termination or discharge.
          The Notes will be redeemable, at the Company’s option, in whole or in part, and from time to time on and after October 1, 2014 and prior to maturity at the applicable redemption prices set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption Price
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%
          In addition, at any time and from time to time prior to October 1, 2013, the Company at its option may redeem the Notes, in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 107.875% plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent including the completion of the related Equity Offering.
          At any time prior to October 1, 2014, such Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent including but not limited to the occurrence of a Change of Control.
          The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.
          The Notes will not be entitled to the benefit of a sinking fund.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Notes are issuable only in registered form without coupons in minimum denominations of $2,000.00 and any integral multiple of $1,000.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Note for registration or transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.
          No director, officer, employee, incorporator or stockholder, as such, of the Company, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES.

[FORM OF CERTIFICATE OF TRANSFER]
          FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.
Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
          If you wish to have this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, check the box: ☐
          If you wish to have a portion of this Note purchased by the Company pursuant to Section 411 or 415 of the Indenture, state the amount (in principal amount) below:
$
Date:
Your Signature:
(Sign exactly as your name appears on the
other side of this Note)
Signature Guarantee:
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

Principal Amount
		Amount of Increases	of this Global Note	Signature of
	Amount of Decreases	in Principal	following such	Authorized Officer
	in Principal Amount	Amount of this	Decreases or	of Trustee or Notes
Date of Exchange	of this Global Note	Global Note	Increases	Custodian

EXHIBIT B
Form of Supplemental Indenture in Respect of Note Guarantee
          SUPPLEMENTAL INDENTURE, dated as of [ ] (this “Supplemental Indenture”), among [name of Guarantor] (the “Subsidiary Guarantor”), Graphic Packaging International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), and each other then-existing Note Guarantor under the Indenture referred to below (the “Existing Guarantors”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
          WHEREAS the Company, any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of September 29, 2010 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.875% Senior Notes due 2018 of the Company (the “Notes”);
          WHEREAS Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Guaranteed Note Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;
          WHEREAS each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Note Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Note Guarantor has guaranteed, and on such Note Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreement; and
          WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:
          1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words

“herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
          2. Agreement to Guarantee. [The] [Each] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other Subsidiary Guarantors and fully and unconditionally, to guarantee the Guaranteed Note Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor.
          3. Termination, Release and Discharge. [The] [Each] Subsidiary Guarantor’s Note Guarantee shall terminate and be of no further force or effect, and [the] [each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.
          4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Subsidiary Guarantor’s Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.
          5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
          6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
          7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF NOTE GUARANTOR], as Subsidiary Guarantor
By:
Name:
Title:

GRAPHIC PACKAGING INTERNATIONAL, INC.
By:
Name:
Title:

GRAPHIC PACKAGING HOLDING COMPANY, as Existing Guarantor
By:
Name:
Title:

GPI PACKAGING CORPORATION, as Existing Guarantor
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

B-4